                                                                 Exhibit (e)(10)

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of September 13, 2004 (this "ESCROW
AGREEMENT"), by and among RAG SHOPS, INC., a Delaware corporation (the
"Company"), STANLEY BERENZWEIG ("SELLER"), and HUGHES HUBBARD & REED LLP, as
escrow agent (the "ESCROW AGENT").

                  WHEREAS, Seller and certain other stockholders of the Company have entered into a Stock Purchase Agreement dated as of the date of this
Agreement (the "PURCHASE AGREEMENT") pursuant to which, among other things, (i)
Crafts Retail Acquisition Corp., a Delaware corporation ("SUB"), is concurrently herewith acquiring shares of Common Stock (as defined therein) from Seller and such other stockholders and (ii) Seller is entering into a Mutual Release with the Company (the "MUTUAL RELEASE"); and

                  WHEREAS, concurrently herewith and in accordance with the
terms and conditions set forth in the Funding Agreement dated as of the date of this Agreement (the "FUNDING AGREEMENT") between Seller and the Company, Sub is depositing with the Escrow Agent $750,000 (the "ESCROW DEPOSIT") into an escrow account established on behalf of Seller (the "ESCROW ACCOUNT"); and

                  WHEREAS, in accordance with the terms and conditions of the
Funding Agreement, Seller and the Company have agreed that the Company may from time to time proceed against the Escrow Deposit in order to satisfy the obligations of Seller to the Company pursuant to the Funding Agreement; and

                  WHEREAS, Escrow Agent is willing to establish the Escrow
Account on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the
representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                  1. Appointment of Escrow Agent. The Company and Seller hereby appoint Hughes Hubbard & Reed LLP as escrow agent under this Agreement, and the
Escrow Agent hereby accepts such appointment.

                  2. Deposit of the Escrow Fund. Concurrently herewith, Sub is causing the Escrow Deposit to be delivered to the Escrow Agent in accordance with the wire transfer instructions attached as Exhibit A (as the same may be reduced by payment to the Company or Seller in accordance with the terms of this
Agreement, the "ESCROW FUND"), to be held and disposed of by the Escrow Agent in accordance with this Agreement.

                  3. Investment of Funds.

                  (a) The Escrow Agent shall deposit the monies in the Escrow
Fund in an account with Citibank N.A. (or another bank or trust company having a capital and surplus of at least $50,000,000). Such monies shall be invested in:
(i) securities issued or directly and fully

guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 30 days from the date of acquisition; (ii) certificates of deposit and Eurodollar time deposits with maturities of 30 days or less from the date of acquisition, bankers' acceptances with maturities not exceeding 30 days and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of
$50,000,000 and a Keefe Bank Watch Rating of AB or better; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;
(iv) commercial paper having the highest rating obtainable from Moody's
Investors Service, Inc. or Standard & Poor's, a division of The McGraw Hill
Companies, and in each case maturing within six months after the date of acquisition; and (v) money market funds substantially all the assets of which consist of cash and securities and other obligations of the types described in the preceding clauses (i) through (iv).

                  (b) All earnings on the Escrow Fund shall be the property of
Seller and shall be paid to Seller on a quarterly basis, regardless of the existence of any pending Claim (as defined below) for so long as the Escrow
Agent is holding any portion of the Escrow Fund. Such earnings shall not be part of the Escrow Fund.

                  (c) Contemporaneously with the execution and delivery of this
Agreement, the Company and Seller are each delivering a Form W-9 to the Escrow
Agent.

                  4.   Disposition of Escrow Fund.

                  4.1  Disposition of Escrow Fund to the Company.

                  (a) If the Company shall assert a claim against Seller for any amount owing to the Company pursuant to Article IV of the Funding Agreement (a
"CLAIM"), the Company shall give written notice of such Claim (a "CLAIM NOTICE")
to Seller and the Escrow Agent. Each Claim Notice shall: (i) indicate that a
Claim is being asserted; (ii) indicate in reasonable detail the amount of all
Losses (as defined in the Funding Agreement) based upon, arising out of, asserted against, resulting from, imposed on, in connection with, or otherwise in respect of the Action (as defined in the Funding Agreement) referred to on
Schedule A to the Funding Agreement to which such Claim Notice relates (the
"CLAIM AMOUNT"); (iii) indicate the portion of the Escrow Fund payable to the
Company in connection with such Claim; and (iv) include a certification by the
Company that such Claim Notice has been delivered to Seller and the Escrow
Agent.

                  (b) The provisions of Section 5 shall apply if, within three business days (as defined below) following receipt by the Escrow Agent of a
Claim Notice (the "CLAIM DISPUTE PERIOD"), the Escrow Agent receives from Seller a written notice objecting to the payment of the portion of the Escrow Fund set forth in the Claim Notice (a "CLAIM OBJECTION NOTICE"). A Claim Objection Notice
shall: (i) indicate Seller's estimate of the portion, if any, of the Escrow Fund payable to the Company in connection with such Claim Notice; and (ii) include a certification by Seller that it has been delivered to the Company and the Escrow
Agent. If the Escrow Agent shall receive a Claim Objection Notice prior to the expiration of the Claim Dispute Period to which such Claim Notice relates, the
Escrow Agent shall nevertheless

                                      -2-

distribute to the Company the portion,  if any, f the Escrow Fund payable to the
Company,  as set forth in clause (i) of the prior sentence.  If the Escrow Agent shall not receive a Claim Objection  Notice prior to the expiration of the Claim
Dispute  Period to which such Claim  Notice  relates,  the  Escrow  Agent  shall distribute  to the Company the portion of the Escrow Fund payable to the Company as set forth in the Claim Notice.  "BUSINESS DAY" means any day except Saturday,
Sunday  or any  other day on which  commercial  banks in New York,  New York are authorized or required by law to remain closed.

                  4.2 Disposition of Escrow Fund to Seller.

                  (a) At any time after the second anniversary of the date of this Agreement to the extent that there are no outstanding Claims, Seller may give a written notice (a "PAYMENT NOTICE") to the Company and the Escrow Agent
requesting to be paid all amounts remaining in the Escrow Fund at the time of such notice, together all interest earned by the Escrow Fund through and including the date of such payment. Each Payment Notice shall: (i) indicate the amount of the Escrow Fund payable to Seller pursuant to such Payment Notice; and
(ii) include a certification by Seller that such Payment Notice has been delivered to the Company and the Escrow Agent.

                  (b) The provisions of Section 5 shall apply if, within three business days following receipt by the Escrow Agent of a Payment Notice (the
"PAYMENT DISPUTE PERIOD"), the Escrow Agent receives from the Company a written notice objecting to the payment of the portion of the Escrow Fund (including any earnings thereon) set forth in the Payment Notice (a "PAYMENT OBJECTION
NOTICE"). A Payment Objection Notice shall: (i) indicate the Company's estimate of the portion, if any, of the Escrow Fund payable to Seller in connection with such Payment Notice; and (ii) include a certification by the Company that it has been delivered to Seller and the Escrow Agent. If the Escrow Agent shall receive a Payment Objection Notice prior to the expiration of the Payment Dispute Period to which such Payment Notice relates, the Escrow Agent shall nevertheless distribute to Seller the portion, if any, f the Escrow Fund payable to Seller, as set forth in clause (i) of the prior sentence. If the Escrow Agent shall not receive a Payment Objection Notice prior to the expiration of the Payment
Dispute Period to which such Payment Objection Notice relates, the Escrow Agent shall distribute to Seller the portion of the Escrow Fund payable to Seller as set forth in the Payment Notice (including any earnings thereon).

                  4.3 Method of Dispositions to the Company or Seller. Any
disposition of the Escrow Fund (including earnings thereon) to the Company or
Seller pursuant to this Agreement shall be made by check payable in immediately available funds or by wire transfer to such account as may be designated in writing from time to time by the recipient to the Escrow Agent.

                  5. Disposition of the Escrow Fund by Agreement of the Parties;
Conflicting Demands. The Escrow Agent may dispose of all or a portion of any of the Escrow Fund in accordance with a written instruction signed by the Company and Seller, whether such disposition is pursuant to the terms of the Funding
Agreement or otherwise. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to any of the escrows provided for herein, then the Escrow Agent may refrain from complying with any such claim or demand so long as such disagreement shall continue. In so doing, the Escrow

                                      -3-

Agent shall not be or become liable for damages, losses, costs, expenses or interest to any person (as defined below) for its failure to comply with such conflicting or adverse demands. The Escrow Agent may continue to so refrain and refuse to act until it shall have received certification satisfactory to it that such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction that is not subject to further appeal or other appellate review, or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a written notice signed by all such parties. The Escrow Agent may seek the advice of legal counsel in any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Agreement; and if it so commences and deposits, the
Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. As used in this Agreement, "PERSON" means an individual, corporation, partnership, joint venture, association, trust, limited liability company, unincorporated organization or other entity (including, without limitation, any governmental entity).

                  6. Consent to Jurisdiction, Etc. The Company and Seller hereby consent to the exclusive personal jurisdiction over them by the Supreme Court of the state of New York, County of New York, and the United States District Court
for the Southern District of New York and acknowledge that either of such courts is the proper and exclusive venue for any dispute with the Escrow Agent. The
Company and Seller hereby waive personal service of any summons, complaint or other process that may be delivered by any of the means permitted for notices under Section 13.2. In any action or proceeding involving the Escrow Agent in any jurisdiction, the Company and Seller waive trial by jury in any such jurisdiction.

                  7. Expenses of the Escrow Agent. The Company and Seller shall each pay one-half of any and all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in connection with the performances of its services hereunder, including, without limitation, the administration and investment of the Escrow Fund and the enforcement of this Agreement, including, without limitation, the reasonable disbursements and expenses of the Escrow Agent, provided that the Escrow Agent will not incur any such out-of-pocket expense in excess of $5,000 without the written consent of the Company and Seller.

                  8. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or other communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent.

                  9. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to the Company and Seller hereunder. No term or provision of this Agreement is intended to

                                      -4-

create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Escrow Agent and the Company, on the one hand, or Seller, on the other hand. This Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation (in its capacity as legal counsel) of the Company or Sub or any of its affiliates, any of whom may be advised and/or represented by the Escrow Agent on any and all matters pertaining to this Agreement, the Funding Agreement, the Mutual Release, the Purchase Agreement, the Merger Agreement (as defined in the Purchase
Agreement) or the Escrow Fund. The Escrow Agent's duties and obligations hereunder are limited to those expressly set forth in this Agreement. The Escrow
Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees. To the extent that the Company and/or Sub may be represented by the Escrow Agent in connection with the transactions contemplated by the Purchase Agreement, the Mutual Release, the Merger Agreement or the
Funding Agreement, Seller hereby (i) waives any conflict of interest that may exist or occur as a result of such representation and consents to the continued
representation of the Company and/or Sub or its affiliates by the Escrow Agent in connection with any action, suit or other proceeding relating to or arising out of this Agreement, the Purchase Agreement, the Mutual Release, the Merger
Agreement, the Funding Agreement or the transactions contemplated hereby or thereby and (ii) acknowledges that neither the Company, nor Sub nor any of its affiliates has waived any attorney-client privilege by virtue of the appointment of the Escrow Agent hereunder or the performance by the Escrow Agent of its obligations under this Agreement.

                  10. Exculpation. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of Escrow
Fund or the taking of any other action or omission to act with respect to this
Agreement, for compliance with any applicable law or regulation or any attachment, order or other directive of any court or other authority
(irrespective of any conflicting term or provision of the Purchase Agreement, the Mutual Release, the Merger Agreement or the Funding Agreement), or for any
mistake or error in judgment of the Escrow Agent or any act or omission of any other person engaged by the Escrow Agent in connection with this Agreement
(other than for the Escrow Agent's or such other person's mistakes, errors in judgment, acts or omissions which have been determined in a final and non-applicable ruling by a court of competent jurisdiction to constitute gross negligence or willful misconduct).

                  11. Indemnification. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the
Escrow Agent, defended, by the Company and Seller from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and reasonable fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Escrow Fund, except such as are occasioned by the indemnified person's own acts and omissions amounting to gross negligence or willful misconduct.

                                      -5-

                  12. Resignation of Escrow Agent; Appointment of Successor
Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Agreement by providing written notice thereof to the Company and Seller. In such event, the Escrow Agent shall transfer the Escrow Fund to a successor independent escrow agent to be appointed by (a) the Buyer and the Seller within 30 days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent, if the Company
and Seller shall have not agreed on a successor escrow agent within the aforesaid 30 day period, as designated by the Escrow Agent in each case upon such appointment and delivery of the Escrow Fund to the successor Escrow Agent, the Escrow Agent shall be released of and from all liability under this
Agreement; provided, however, that the obligations of the Company and Seller to pay expenses and to reimburse, exculpate, indemnify, hold harmless and/or defend the Escrow Agent pursuant to Sections 7, 10 and 11 shall continue in full force and effect with respect to any Escrow Agent resigning pursuant to this Section
12.

                  13. Miscellaneous.

                  13.1 Fees and Expenses. The Company and Seller shall each be responsible for their own fees and expenses (including, without limitation, the fees and expenses of their accountants and counsel) in connection with the entering into of this Agreement and the performance by them of their obligations hereunder, except that: (i) in the event that, following delivery by Seller of a
Claim Objection Notice to the Company and the Escrow Agent, the portion of the
Escrow Fund actually paid to the Company pursuant to the Claim Notice to which such Claim Objection Notice relates is closer to the amount set forth the Claim
Notice pursuant to Section 4.1(a)(iii) than the amount set forth in the Claim
Objection Notice pursuant to Section 4.1(b)(i), then Seller shall pay all fees and expenses incurred by the Company in connection with the defense of such
Claim Notice; and (ii) in the event that, following delivery by the Company of a
Payment Objection Notice to Seller and the Escrow Agent, the portion of the
Escrow Fund actually paid to Seller pursuant to the Payment Notice to which such
Payment Objection Notice relates is closer to the amount set forth the Payment
Notice pursuant to Section 4.2(a)(ii) than the amount set forth in the Payment
Objection Notice pursuant to Section 4.2(b)(i), then the Company shall pay all fees and expenses incurred by Seller in connection with the defense of such
Payment Notice.

                  13.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopier or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to the Company, to:

                           Rag Shops, Inc.
                           111 Wagaraw Road
                           Hawthorne, NJ 07506-2711
                           Attention: Alan C. Mintz and Jeffrey C. Gerstel
                           Telecopier:  (973) 423-6568

                                      -6-

         with copies to:

                  Sills Cummis Epstein & Gross P.C.
                  One Riverfront Plaza
                  Newark, NJ  07102
                  Attention: Steven R. Kamen, Esq.
                  Telecopier No.:  (973) 643-6500

         and copies to:

                  c/o Sun Capital Partners, Inc.
                  5200 Town Center Circle, Suite 470
                  Boca Raton, FL  33486
                  Attention:  Marc J. Leder, Rodger R. Krouse and C. Deryl Couch
                  Telecopier No.:  (561) 394-0540

         and copies to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, NY  10004
                  Attention: Michael Weinsier
                  Telecopier No.:  (212) 422-4726

         if to Seller, to:

                  Mr. Stanley Berenzweig
                  c/o Rag Shops, Inc.
                  111 Wagaraw Road Hawthorne, NJ 07506
                  Telecopier No.: (973) 643-6500

         with copies to:

                  Wolff & Samson PC
                  One Boland Drive
                  West Orange, NJ 07052
                  Attention:  Morris Bienenfeld
                  Telecopier No.:  (973) 530-2213

         if to the Escrow Agent, to:

                  Hughes Hubbard & Reed LLP
                  One Battery Park Plaza
                  New York, NY  10004
                  Attention: Michael Weinsier
                  Telecopier No.:  (212) 422-4726

                                      -7-

                  13.3 Interpretation. When a reference is made in this
Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this
Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its or his permitted heirs, successors and assigns.

                  13.4 Counterparts. This Agreement may be executed in one or more counterparts (including telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  13.5 Entire Agreement; No Third Party Beneficiaries. This
Agreement, the Purchase Agreement, the Mutual Release, the Merger Agreement and
the Funding Agreement (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Purchase Agreement, the Mutual Release and the Merger Agreement and (b) are not intended to confer upon any person other than the parties hereto and Sub (and their respective successors and assigns) any rights or remedies.

                  13.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  13.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part
(except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this
Agreement to Parent or to any direct wholly-owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

                  13.8 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any

                                      -8-

action,  suit or  proceeding,  seek to  enforce  the  foregoing  waiver  and (b)
acknowledges  that it and the other  parties  hereto have been  induced to enter
into  this   Agreement,   by,  among  other   things,   the  mutual  waiver  and
certifications in this Section 13.8.

                  13.9 Severability. If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  13.10 Amendments; Waivers. Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

                      [The next page is the signature page]

                                      -9-

                  IN WITNESS WHEREOF, this Escrow Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                         /s/ Stanley Berenzweig
                                        ----------------------------------------
                                        Stanley Berenzweig

                                        RAG SHOPS, INC.

                                        By:  /s/ Jeffrey C. Gerstel
                                           -------------------------------------
                                           Name:  Jeffrey C. Gerstel
                                           Title: Vice President

                                        HUGHES HUBBARD & REED LLP
                                        as Escrow Agent

                                        By:  /s/ Michael Weinsier
                                           -------------------------------------
                                           Name:  Michael Weinsier
                                           Title: Partner

                                      S-1

                                    EXHIBIT A
                           WIRE TRANSFER INSTRUCTIONS

             Citibank
             120 Broadway
             New York, NY  10271
             ABA 021 000 089
             Account name:  Hughes Hubbard & Reed LLP Attorney Escrow Account
             Account number:  09117491

                                      A-1